Exhibit 10.1

FORM OF RESTRICTED STOCK AWARD AGREEMENT

SMART POWERR CORP.

OMNIBUS EQUITY PLAN

RESTRICTED STOCK Award aGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is entered into by and between Smart Powerr Corp., a Nevada corporation, (the “Corporation”) and the Grantee on the Grant Date. The Committee has authorized this grant of the Restricted Stock to the Grantee as set forth below. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Smart Powerr Corp. Omnibus Equity Plan (the “Plan”).

Grantee:
Grant Date:
Number of Shares:

The parties hereto agree as follows:

1. Grant of Restricted Stock. Subject in all respects to the Plan and the restrictions and conditions herein, the Grantee is hereby granted shares of Restricted Stock at the Purchase Price as set forth above (the “Restricted Stock”).

2.  Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by Grantee to the Corporation or its subsidiaries.

3. Period of Restriction.

3.1 Period of Restriction. Except as set forth below, the Period of Restriction shall lapse as follows:

100% of Restricted Stock on 04/21/2025, subject to the Grantee remaining in continuous Service with the Corporation, in good standing, until such date.

3.2 Forfeiture. Upon the Grantee’s termination of continuous Service or other failure to satisfy the vesting conditions set forth in paragraph 2.1, any Restricted Stock held by the Grantee to which the Period of Restriction has not lapsed shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to the Restricted Stock.

3.3 Change in Control. Upon a Change of Control of the Corporation, the Period of Restriction applicable to the Restricted Stock shall lapse in full immediately prior to the Change of Control, subject to the Grantee remaining in the continuous Service of the Corporation until the Change of Control occurs.

4. Restriction on Transfer of Restricted Stock. No part of the Restricted Stock, whether or not vested, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. All rights with respect to the Restricted Stock shall be exercisable during the Grantee’s lifetime only by such Grantee, except as designated by the Grantee by will or by the laws of descent and distribution.

5. Stockholder Rights. The Grantee shall not be entitled to any rights of a stockholder of the Corporation, including the right to vote or receive dividends declared or paid with respect to the Stock underlying the Restricted Stock, until the Stock is issued to the Grantee upon lapse of the Period of Restriction. Stock issued upon lapse of the Period of Restriction is subject to the terms and conditions of the certificate of incorporation, bylaws and other governing documents of the Corporation, as they may be amended from time to time.

6. Withholding Taxes. The Corporation shall have the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, or local taxes of any kind required by law to be withheld upon the issuance of any shares of Stock subject to this Award in accordance with Section 7.6 of the Plan.

7. Securities Law Compliance. Shares of Stock issued upon lapse of the Period of Restriction are subject to the terms and conditions of Section 9.3 of the Plan, including that the Corporation is not required to issue any shares of Stock under this Award if the issuance of such shares would constitute a violation by the Grantee or the Corporation of any provision of any law or regulation of any governmental authority, including without limitation, any federal or state securities laws or regulations.

8. Certificate(s) Representing Restricted Stock. As soon as reasonably practicable after the Grant Date, the Corporation shall issue (by paper, electronically, or such other means as determined by the Committee) to the Grantee stock certificates representing the Restricted Stock, which certificates shall be registered in the name of the Grantee and bear all appropriate legends, as determined by the Committee in accordance with the Plan. The Secretary of the Corporation will hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Corporation or the Period of Restriction lapses, and, concurrent with the execution of this Agreement, the Grantee agrees to execute an irrevocable power of attorney in favor of the Corporation or its designee to affect any transfer of forfeited Restricted Stock back to the Corporation in substantially the form attached hereto as Appendix A. Upon the lapse of the Period of Restriction, stock certificate(s) for Shares due upon settlement of the Restricted Stock will be delivered (by paper, electronically, or such other means as determined by the Committee in accordance with the Plan) to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

9. Section 83(b) Election and Tax Acknowledgment. If the Grantee properly elects (in accordance with Section 83(b) of the Code) within 30 days after the Grant Date to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of the Restricted Stock, the Grantee shall pay to the Corporation or make arrangements satisfactory to the Corporation to pay to the Corporation upon such election, any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If the Grantee shall fail to make such payment, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock. If the Grantee files an 83(b) election form, the Grantee should immediately deliver a copy of such 83(b) election form to the Corporation’s Chief Financial Officer (or, if none, the highest ranking officer of the Corporation). The Grantee warrants that the Grantee has consulted with and sought the advice of the Grantee’s own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable. After consultation with the Grantee’s own tax advisors, the Grantee understands the potential tax implications of receiving Restricted Stock, and the Grantee further acknowledges that the Grantee has not relied on any officer, director, or employee of the Corporation for any income tax advice regarding the Restricted Stock. The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Corporation’s, to timely and properly file the election under Section 83(b) of the Code and any corresponding provisions of state tax laws, if the Grantee elects to utilize such election.

10. Provisions of Plan Control. This Agreement is subject to all terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee or the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings (whether written or oral) between the Corporation and the Grantee with respect to the subject matter hereof.

11. Successors, Assigns and Transferees. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors and permitted transferees (including, upon the death of the Grantee, the Grantee’s estate).

12. No Obligation to Continue Service. This Agreement is not an agreement of directorship, employment or other service. This Agreement does not guarantee that the Corporation or any affiliate will retain or continue to retain the Grantee during the entire, or any portion of the, term of this Agreement, nor does it modify in any respect the Corporation’s or any affiliate’s right to terminate or modify the Grantee’s services as director, employee or otherwise.

13. Adjustment. The number and kind of shares of Stock subject to this Award and the purchase price (if any) per Share are subject to adjustment as provided in Section 1.5(b) of the Plan.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule.

15. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date set forth above.

SMART POWERR CORP.

By:
Name:	Guohua Ku
Title:	Chairman & Chief Executive Officer

GRANTEE

Name:

APPENDIX A

IRREVOCABLE POWER OF ATTORNEY

For value received, and pursuant to the China Recycling Energy Corporation Omnibus Equity Plan (the “Plan”) and the applicable Restricted Stock Agreement (the “Restricted Stock Agreement”) issued to the undersigned Grantee (“Grantee”), Grantee hereby assigns and transfers unto China Recycling Energy Corporation (the “Corporation”) [insert number of forfeited shares] _____________________ Shares of the Corporation (as defined in the Plan) granted to the Grantee and does hereby irrevocably constitute and appoint the Secretary of the Corporation (or his or her delegate) to transfer said Restricted Stock or the underlying Shares.

THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE PLAN AND THE RESTRICTED STOCK AGREEMENT.

Dated:_________________

Grantee’s Signature
Print Name:

Directions to Grantee: Sign this form, but do not complete any other information on the form. An appropriate Corporation representative will complete the remainder of this form if a transfer becomes necessary.

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